UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 17, 2014

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, California  92705

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 17, 2014, Iteris, Inc. (the “Company”) received a letter from the NYSE MKT LLC (the “Exchange”) indicating that the Exchange has determined that the Company is not in compliance with Sections 134 and 1101 of the Exchange’s Company Guide (the “Company Guide”) due to the Company’s inability to file its Annual Report on Form 10-K for the year ended March 31, 2014 (the “Form 10-K”) with the SEC by the requisite deadline.  In the letter issued to the Company, the Exchange advised the Company that, in order to maintain its listing of securities on the Exchange, the Company must submit a plan to the Exchange by July 31, 2014, detailing the action the Company plans to take to bring it into compliance with the continued listing standards of the Company Guide by October 15, 2014.  The Company has submitted to the Exchange the Company’s plan on July 21, 2014.  If the Company’s plan is not accepted by the Exchange, or if the Company is not in compliance with the Exchange’s continued listing standards within the timeframe provided or does not make progress consistent with its plan by October 15, 2014, then the Exchange will initiate delisting proceedings as it deems appropriate.

On July 21, 2014, the Company issued a press release announcing the receipt of the NYSE Letter.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are filed or furnished as a part of this report.

Exhibit No.	Description

99.1	Press Release dated July 21, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 21, 2014

ITERIS, INC.,
a Delaware corporation

By:	/s/ Abbas Mohaddes
Abbas Mohaddes
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 21, 2014